Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Experts” in this Registration Statement on Form F-3 and related prospectus of B.O.S Better Online Solutions Ltd. (“BOS”) and to the incorporation by reference therein of our report dated March 29, 2009, with respect to the consolidated financial statements of BOS - Supply Chain Solutions (Lynk) Inc. (formally known as Lynk USA Inc.) included in BOS’s report on Form 6-K, filed with the Securities and Exchange Commission on March 31, 2009.

/s/ ARIK ESHEL, CPA & ASSOC., PC ARIK ESHEL, CPA & ASSOC., PC

March 31, 2009